News ONEOK to Participate in Citi Midstream Infrastructure Conference TULSA, Okla. – Aug. 16, 2017 – ONEOK, Inc. (NYSE: OKE) will participate in the Citi One-on-One Master Limited Partnership/Midstream Infrastructure Conference on Thursday, Aug. 17, 2017, in Las Vegas, Nevada. Terry K. Spencer, ONEOK president and chief executive officer, and Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs, will conduct a series of one-on-one meetings with investment-community representatives at the conference. The materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 5 a.m. Pacific Daylight Time (7 a.m. Central Daylight Time) on Thursday, Aug. 17. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, Inc., visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOK. ### August 16, 2017 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026